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                                                                   EXHIBIT 10.15




                 CYPRESS BIOSCIENCE, INC.  CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT ("AGREEMENT") is entered into as of the day of _________, 1996 by and between ALEX P. DE SOTO ("CONSULTANT") and CYPRESS BIOSCIENCE, INC. (THE "COMPANY").

                                    RECITAL

         The Company desires to engage the services of Consultant to provide certain consulting services to the Company and Consultant desires to provide such consulting services, as set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

         1. ENGAGEMENT OF SERVICES. Consultant is hereby retained by the Company to perform certain services for the Company related to his area of expertise. Consultant shall perform services as requested by the Company, including providing assistance to the officers of the Company and Company counsel with respect to regulatory filings, operational and financial matters and other matters in Consultant's area of expertise. In this role, Consultant will report primarily to the Company's Director of Finance. Consultant agrees to perform services for the Company for as much time as he is reasonably available, subject to his efforts to obtain other full-time employment. Consultant agrees to exercise the highest degree of professionalism, and utilize his expertise in providing such services.

         2. COMPENSATION. As full and complete compensation for Consultant's services and for the discharge of all Consultant's obligations hereunder, the Company shall pay Consultant a fee of $7,000.00 per month, payable on the fifth business day of each month.

         3. TAXES. As an independent contractor, the Company will not withhold or make payments for state or federal income tax or social security; make unemployment insurance or disability insurance contributions; or obtain workers' compensation insurance on Consultant's behalf. The Company will issue an IRS Form 1099 with respect to Consultant's consulting fees. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals,





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including obligations such as payment of quarterly taxes, social security, disability and other contributions based on the fees paid to Consultant, his agents or employees under this Agreement. Consultant hereby indemnifies and defends the Company against any and all such taxes or contributions.

         4. BUSINESS EXPENSES. The Company will reimburse Consultant for travel and other out-of-pocket costs reasonably incurred by Consultant in the course of performing services under this Agreement, provided, however, that the Company shall not be obligated hereunder unless the Company has agreed in advance to the incurrance by Consultant of any such costs, and Consultant provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission by Consultant for reimbursement.

         5. INDEPENDENT CONTRACTOR. It is understood and agreed that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company. Consultant agrees not to hold himself out as, or give any person or entity any reason to believe, that Consultant is an employee, agent, joint venturer or partner of the Company or that Consultant has the authority to contractually bind the Company. Consultant has no authority to obligate or bind the Company by contract or otherwise. Consultant will not be eligible for any employee benefits such as paid holidays, vacations, sick leave or other paid time off, or participate in Company-sponsored health insurance or other employee benefit plans.

         6. TERM AND TERMINATION. This Agreement shall be effective as of July 1, 1996 and shall continue in effect for a period of ten (10) months (the "Term"), unless terminated earlier as follows:

                 A) Either party may terminate this Agreement in the event of a material breach by the other party of any of the covenants contained herein if such breach continues uncured for a period of thirty days after written notice of such breach;

                 B) The parties may mutually agree in writing to terminate this Agreement; and

                 C) The Consultant may terminate the Agreement if he obtains new full-time employment with another company and desires to terminate this Agreement; however, in that event, he shall be entitled to compensation for the entire Term of the Agreement, payable on a monthly basis throughout the remainder of the Term of this Agreement, so long as he remains a full-time employee with another company.

         7. CONFIDENTIAL INFORMATION. During the term of this Agreement and in the course of Consultant's performance hereunder, Consultant may receive and otherwise be exposed to confidential and proprietary information relating to the Company's business





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practices, strategies and technologies.  Such confidential and proprietary information may include but not be limited to confidential and proprietary information supplied to Consultant relating to the Company's marketing and customer support strategies the Company's financial information, including sales, costs, profits and pricing methods, the Company's internal organization, employee information and customer lists, the Company's technology, including discoveries, inventions, research and development efforts, processes, hardware/software design and maintenance tools, samples, media (and procedures and formulations for producing any such samples and/or media), formulas, methods, product know-how and show-how, and all derivatives, improvements and enhancements to any of the above which are created or developed by Consultant under this Agreement and information of third parties as to which the Company has an obligation of confidentiality (collectively referred to as "Information").

              Consultant acknowledges the confidential and proprietary character of the Information, and agrees that the Information is the sole, exclusive and extremely valuable property of the Company. Accordingly, Consultant agrees not to reproduce any of the Information without the applicable prior written consent of the Company, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement for any reason, including expiration or early termination of the Term, Consultant agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Information, whether in Consultant's possession or under Consultant's direct or indirect control. Consultant shall not disclose or otherwise make available to the Company in any manner any confidential information of Consultant or received by Consultant from third parties.

              This Section 7 shall survive the termination of this Agreement for any reason, including expiration or early termination of the Term, but in no event shall the provisions of this Section 7 apply following the date that is five (5) years after the date of this Agreement.

         8. OWNERSHIP OF WORK PRODUCT. Consultant agrees that any and all ideas, improvements, inventions and works of authorship written or first reduced to practice or, where directly related to work performed under this Agreement, conceived or created in the performance of work under this Agreement shall be the sole and exclusive property of the Company and hereby assigns to the Company all its right, title and interest in mid to any and all such ideas, improvements, inventions and works of authorship. This Section shall survive the termination of this Agreement for any reason, including expiration of term.

         9. INDEMNIFICATION. The Consultant shall not be liable to the Company, any shareholder, affiliate, officer, director, agent or employee of the Company, or to any other person, with respect to any action taken or omitted to be taken by the Consultant in connection with rendering services hereunder, unless such action or omission (i)





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constitutes gross negligence or willful misconduct on the part of the
Consultant and (ii) was not done or omitted to be done substantially in accordance with the instructions of the Chief Executive Officer or any Senior Vice President of the Company as communicated to the Consultant. The Company hereby agrees to indemnify the Consultant from, and hold him harmless against any and all loss, liability or expense (including, without limitation, attorneys' fees and expense) incurred by the Consultant as a result of or arising out of a claim brought by any person against the Consultant that is not conclusively and finally determined by a court of competent jurisdiction to be a direct consequence of the Consultant's gross negligence or willful misconduct, and whenever such a claim is brought, the Company shall pay or reimburse the Consultant, at the Consultant's option, for all such loss, liability and expense as incurred, subject to an obligation on the part of the Consultant to return the amounts so advanced if such a court determination is subsequently made.

         10. ARBITRATION. Any controversy, dispute or claim arising out of in connection with or in relation to the interpretation or performance of this Agreement shall be resolved through binding and nonappealable arbitration administered by the Judicial Arbitration and Mediation Services, Inc. ("JAMS") in San Diego County, California. Any such arbitration shall be conducted before a single arbitrator to be appointed by the parties from JAMS' roster. If the parties fail to agree as to the identity of the single arbitrator, JAMS shall have the right to make such appointment. Discovery prior to the arbitration hearing shall be limited to the exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated. The nonprevailing party shall pay the prevailing party's costs and expenses (including attorneys' fees) of any such arbitration. Other than as specified herein, the arbitration shall be governed by the standard rules governing JAMS arbitrations.

         11. SUCCESSORS. This Agreement is personal to the Consultant and, without the prior written consent of the Company, shall not be assignable by the Consultant.

         12.     MISCELLANEOUS.

                 A) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to principles of conflict laws. The captions/headings of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective Successors and legal representatives. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto.





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         b)      This Agreement constitutes the complete, final and exclusive embodiment of the entire Agreement between the parties hereto with respect to the terms and conditions of the subject matter hereof. This Agreement is entered into without relying upon any promise, warranty or representation, written or oral, other than those expressly contained in this Agreement, and it supersedes any other such promises, warranties, representations or agreements.

         c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile with receipt confirmed, addressed as follows:

                          If to the Consultant:

                                  Alex P. de Soto
                                  1808 Terrace Avenue
                                  Snohomish, WA 98290
                                  Telecopy No.: (360)568-5700

                          If to the Company:

                                  Cypress Bioscience, Inc.
                                  401 Queen Anne Avenue, North
                                  Seattle, Washington 98109
                                  Attention: Jay D. Kranzler, M.D., Ph.D.
                                  Telecopy No.: (619) 546-2924

                          With copies to:

                                  Cooley Godward Castro Huddleson & Tatum
                                  4365 Executive Drive, Suite 1100
                                  San Diego, California 92121
                                  Attention: Frederick T. Muto
                                  Telecopy No.: (619) 453-3555

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communication shall be effective when actually received by the addressee.





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       IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Agreement to be signed by one of its duly authorized officers and the Consultant has hereunto set his hand, all as of the day and year first above written.



                                     ______________________________
                                            ALEX P. DE SOTO




                                     CYPRESS BIOSCIENCE, INC.




                                     By:______________________________
                                            JAY D. KRANZLER, M.D., PH.D.
                                            CHIEF EXECUTIVE OFFICER





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